Exhibit 10.29

September 2003

SECURITIES PURCHASE AGREEMENT

SSC BENELUX INC.

as Buyer

GRANA INTERNATIONAL SA

RESTRUCTURING COMPETENCE SA

EUROPEAN SELF STORAGE SA

Ake FOGELBERG

and

Patrick METDEPENNINGHEN

as Sellers

and

SHURGARD STORAGE CENTERS, INC.

as Issuer

Contents

1.	INTERPRETATION	4

2.	SALE AND PURCHASE	6

3.	PURCHASE PRICE AND PAYMENT	7

4.	CONDITIONS PRECEDENT	8

5.	CLOSING	9

6.	REPRESENTATIONS AND WARRANTIES OF THE BUYER	10

7.	REPRESENTATIONS AND WARRANTIES OF THE SELLERS	11

8.	CLAIMS	14

9.	ASSUMPTION OF LIABILITIES	14

10.	COVENANTS	15

11.	MISCELLANEOUS PROVISIONS	16

12.	GOVERNING LAW AND JURISDICTION	18

Schedule I – Waiver Letters

Schedule II – Form of Registration Rights Agreement

SECURITIES PURCHASE AGREEMENT

BETWEEN:

1.	Grana International SA (“Grana”), a company organised and existing as a société anonyme under the laws of Belgium, having its registered office at Quai du Commerce 48, 1000 Brussels, registered with the Register of Legal Entities under the number 04-319925-67;

2.	Restructuring Competence SA (“RC”), a company wholly owned by Grana and a company organised and existing as a société anonyme under the laws of Belgium, having its registered office at Quai du Commerce 48, 1000 Brussels, registered with the Register of Legal Entities under the number 580.021;

3.	European Self Storage SA (“ESS”), a company organised and existing as a société anonyme under the laws of Belgium, having its registered office at Quai du Commerce 48, 1000 Brussels, registered with the Register of Legal Entities under the number 04-356487-74;

4.	Ake Fogelberg (“AF”), living at Avenue Louise 200, 1050 Brussels, Belgium;

5.	Patrick Metdepenninghen (“PM”), living at Avenue de Mercure 9/6, 1180 Brussels, Belgium

(Grana, RC, ESS, AF and PM hereinafter together referred to as the “Seller” or the “Sellers”);

AND

6.	SSC BENELUX INC., a company organised and existing under the laws of the State of Delaware, USA, having its registered office at 1155 Valley Street, Suite 400, Seattle, WA 98109-4426, U.S.A. (the “Buyer”);

AND

7.	SHURGARD STORAGE CENTERS, INC., a company organised and existing under the laws of the State of Washington, USA, having its registered office at 1155 Valley Street, Suite 400, Seattle, WA 98109-4426, U.S.A, (the “Issuer”).

WHEREAS:

A.	Shurgard Self Storage SCA (previously named SSC Benelux & Co. S.C.A.) is a Belgian company (société en commandite par actions) having its registered office at Quai du Commerce 48, 1000 Brussels, Belgium, registered with the Register of Legal Entities under the number 04-540573-94 (the “Company”).

B.	Each of the Sellers and the Buyer hold equity participations in the Company either directly or through their investment in Recom & Co. SNC (referred to collectively as the “participations”). Some of the Sellers and the Buyer are parties to a Joint Venture

Agreement dated 8 October 1999, as amended by an addendum dated 31 July, 2000 and an addendum dated 24 April, 2003, with respect to the Company (the “Joint Venture Agreement”). The Sellers and the Issuer are parties to an Ownership Agreement dated October 8, 1999 with respect to the Company and Recom & Co. SNC ( the “Ownership Agreement”)

C.	Each of the Sellers has agreed to sell its participations in the Company to the Buyer and the Buyer has agreed to purchase such participations from the Sellers, on the terms of and subject to the conditions set out in this Agreement.

NOW,	THEREFORE, THE PARTIES HAVE AGREED AS FOLLOWS:

1.	INTERPRETATION

1.1	Unless otherwise defined herein, capitalised terms used in this Agreement shall have the meaning given thereto in the Joint Venture Agreement.

1.2	In addition, the following terms shall have the following meaning:

“Agreement”:	the present agreement and the schedules thereto;

“Breach of Representations”:	means, in respect of any representations and warranties contained in the Clauses 6.1 and 7.1, that all or part of the facts stated therein are not true and accurate;

“Company Code”:	the Belgian company code, enacted by the law of 7 May 1999, as amended from time to time;

“Closing”:	the consummation of the sale and purchase of the Securities in accordance with this Agreement;

“Closing Date”:	the date set for Closing pursuant to Clause 5.1;

“Conditions”:	the conditions precedent set out in Clause 4.2;

“GP Securities”	4 General Partner Interests (referred to in the Company’s articles of association as “actions commanditées”) held by ESS;

“LLP Securities”:

1,020 Limited Partner Interests (referred to in the Company’s Articles of Association as

“Actions Commanditaires de catégorie A” ) and the New Profit Certicates, of which 1,017 Limited Partner Interests and the New Profit Certificates are held by Grana and 3 Limited Partner Interests are held by ESS;

“New Profit Certificates”	101 New Profit Certificates (referred to in the Company’s Articles of Association as “Nouvelles Parts Bénéficiaires”) held by Grana;

“Purchase Price”:	the purchase price for the Securities, as set out in Clause 3.1, adjusted, as the case may be, in accordance with Clause 3.2;

“Recom Shares”

821 shares in Recom & Co SNC, a company organised and existing under the laws of Belgium,

having its registered office at Quai du Commerce 48, 1000 Brussels, of which 435 shares are held by AF, 212 shares are held by PM and 174 shares are held by RC;

“Right of First Offer”:

the right of first offer provided for or referred to in the clauses 4.4.2 and 4.6.5 of the Joint Venture

Agreement, clause 4.5 of the Undertaking to Subscribe and clause 11.1 of the articles of association of the Company;

“Securities”:	Recom Shares, New Profit Certificates, GP Securities and LLP Securities;

“Shurgard Shares”:	Class A common Stock of Shurgard Storage Centers, Inc. to be listed on the New York Stock Exchange;

“Third-Party Right”:

any mortgage, charge, pledge, lien, right of usufruct, option, restriction, right of first refusal, right of pre-emption, easement, third-party right or interest, other encumbrance or security interest of any kind; and

1.3	Interpretation

1.3.1	The titles and headings included in this Agreement are for convenience only and do not express in any way the intended understanding of the parties. They shall not be taken into account in the interpretation of the provisions of this Agreement.

1.3.2	The words “herein”, “hereof”, “hereunder”, “hereby”, “hereto”, “herewith” and words of similar import shall refer to this Agreement as a whole and not to any particular clause, paragraph or other subdivision.

1.3.3	The words “include”, “includes”, “including” and all forms and derivations thereof shall mean including but not limited to.

1.3.4	All periods of time set out in this Agreement shall be calculated from midnight to midnight. They shall start on the day following the day on which the event triggering the relevant period of time has occurred. The expiration date shall be included in the period of time. If the expiration date is a Saturday, a Sunday or a bank holiday in Belgium, London or the USA, the expiration date shall be postponed until the next business day. Unless otherwise provided herein, all periods of time shall be calculated in calendar days. All periods of time consisting of a number of months (or years) shall be calculated from the day in the month (or year) when the triggering event has occurred until the eve of the same day in the following month(s) (or year(s)) (“de quantième à veille de quantième” / “van de zoveelste tot de dag vóór de zoveelste”).

1.3.5	Unless otherwise provided herein, all references to a fixed time of a day shall mean Brussels time.

2.	SALE AND PURCHASE

2.1	Sale and purchase

2.1.1	Subject to the terms and conditions of this Agreement (including in particular the Conditions), AF, PM and RC hereby sell to the Buyer the Recom Shares, and the Buyer hereby purchases all of the Recom Shares from the Sellers.

2.1.2	Subject to the term and conditions of this Agreement (including in particular the Conditions), ESS hereby sells to the Buyer the GP Securities, and the Buyer hereby purchases all of the GP Securities from the Sellers.

2.1.3	Subject to the terms and conditions of this Agreement (including in particular the Conditions), Grana and ESS hereby sell to the Buyer the LLP Securities, and the Buyer hereby purchases all of the LLP Securities from the Sellers.

2.1.4	Subject to the terms and conditions of this Agreement (including in particular the Conditions), Grana hereby sells to Buyer the New Profit Certificates, and the Buyer hereby purchases all of the New Profit Certificates from Grana.

2.2	Waiver of the Right of First Offer

2.3	The Parties acknowledge that the other Partners in the Company (as defined in the Joint Venture Agreement) have duly waived their respective Right of First Offer and the waiver letters are attached to this Agreement in Schedule 1. The Parties also acknowledge that the other Partners in Recom & Co have approved the transfer of the Recom Shares and the approval letters are attached to this Agreement in Schedule 2.

2.4	Transfer of title

Title to the Securities shall pass, and the Purchase Price shall be paid, on Closing.

2.5	Sale free and clear

The Securities are sold with all rights, together with the obligations identified in Clause 9.1, attaching or accruing to the Securities now or after the date of this Agreement, including the right to any dividend declared on or after the date of this Agreement, and free from any and all Third-Party Rights.

2.6	All Securities

The sale contemplated hereunder is indivisible and shall be valid only if it applies to all of the Securities. No partial enforcement of this Agreement shall be allowed.

3.	PURCHASE PRICE AND PAYMENT

3.1	Purchase Price

The Purchase Price for the Securities shall be:

(a)	395,000 Shurgard Shares

(b)	Forgiveness of that certain Amended and Restated Promissory Note dated April 10, 2000 from Issuer to Grana in the amount of €280,000 (Two Hundred Eighty Thousand Euro) (“280,000 Note”);

(c)	Forgiveness of that certain Promissory Note dated from Ake Fogelberg to Issuer in the amount of $900,000 (Nine Hundred Thousand US Dollars) (“900,000 Note”)

(d)	Assignment to RC of that certain Promissory Note dated from Michael Fogelberg to Issuer in the amount of $450,000 (Four Hundred and Fifty Thousand US Dollars) (“450,000 Note”);

(e)	Forgiveness of a loan dated September 5, 2003 from the Issuer to Grana in the amount of €559,943.20 (Five Hundred Fifty-Nine Thousand Nine Hundred Forty-Three Euro) (“559,943.20 Loan”); and

(f)	Cash in the amount of 2,835 € (Two Thousand Eight Hundred Thirty-Five Euro).

3.3	The 395,000 Shurgard Shares shall be issued in accordance with an available exemption from registration under the United States Securities Act of 1933, as amended (the “Securities Act”). As a condition to Closing and at the Closing, each of the Sellers shall make such representations and warranties and enter into such covenants as are necessary and customary for the availability of a qualifying exemption from such registration. Without limiting the generality of the foregoing, to the extent that the available exemption is Regulation D under the Securities Act and that the Seller qualify as “accredited investors” under Regulation D, each of the Sellers will make the representations and warranties and enter into the covenants set forth in 7.1.9 of this Agreement as a condition to closing. At the Closing, Shurgard and the Sellers shall enter into a Registration Rights Agreement (in substantially the form attached as Exhibit B). The Registration Rights Agreement provides the terms for the registration under the Securities Act for resale of the Shurgard Shares issued to the Sellers at Closing.

3.4	The Buyer shall only be liable for the payment of the Purchase Price in accordance with this Agreement, and shall have no liability for the actual allocation of the Purchase Price among the Sellers.

3.5	The Shurgard Shares shall be distributed at Closing as follows:

•	9,000 Shurgard Shares to Grana;

•	100 Shurgard Shares to ESS;

•	78,100 Shurgard Shares to RC;

•	194,800 Shurgard Shares to AF, and

•	113,000 Shurgard Shares to PM.

4.	CONDITIONS PRECEDENT

4.1	Sale conditional

The Closing of the sale of the Securities is subject to the satisfaction, on or before the date set out in Clause 4.6, of the Conditions set out in Clause 4.2.

4.2	Conditions

No prohibition. No order of any court or any governmental agency having jurisdiction over any party hereto shall have the effect of prohibiting or restraining the consummation of the sale and purchase of the Securities pursuant to this Agreement and no legal action or governmental investigation shall be pending which may reasonably be expected to result in such order or which otherwise challenges the sale of the Securities.

4.3	Waiver

The Conditions cannot be waived otherwise than with the unanimous written consent of all parties hereto.

4.4	Satisfaction

4.4.1	Reasonable endeavours. The parties undertake to use all reasonable endeavours, and to co-operate in good faith with each other, to achieve satisfaction of the Conditions as soon as possible.

4.4.2	Notice of progress. Each party undertakes to the other parties to inform them in writing forthwith upon it becoming aware of the satisfaction of any Condition. If at any time a party becomes aware of anything that may prevent or delay the satisfaction of any Condition, it shall immediately inform the other parties and the parties shall then co-operate to ensure that, to the extent possible, the Condition is satisfied.

4.5	No retroactive effect

Notwithstanding Article 1179 of the Civil Code, the fulfilment of the Conditions shall have no retroactive effect.

4.6	Failure

The Conditions shall be deemed to have failed if they have not all been fulfilled (or waived pursuant to Clause 4.3) by 6:00 PM (Brussels time) on 3 October 2003, in which case (unless this condition is extended by mutual consent of the Parties) this agreement shall be terminated and the parties shall cease to have any rights or obligations hereunder, provided that (a) Clause 11.2 and 11.3 shall survive for 3 years as of the signatory date hereof, and (b) any rights accrued on or before such date hereunder including the provisions of Clause 12 shall survive termination.

5.	CLOSING

5.1	Closing Date

Subject to the satisfaction (or, as the case may be, waiver pursuant to Clause 4.3) of all Conditions, the sale and purchase of the Securities shall be consummated on 3 October 2003. The Closing Date may be extended by mutual consent of the parties to 31 December 2003. The Closing shall take place at the offices of Linklaters DeBandt, Brussels or such other place in Brussels as the Seller and the Buyer may agree.

5.2	Obligations in relation to Closing

Each party undertakes to perform diligently and in good faith all such actions and execute all such documents as the other parties may reasonably direct it to in order to perfect the sale and purchase of the Securities and the execution of this Agreement.

5.2	Action taken upon Closing

5.2.1	On Closing, the parties or their duly authorised attorneys-in-fact shall exchange the following documents and take the following actions:

(a)	the Buyer and Issuer shall deliver (i) the 395,000 Shurgard Shares in the manner set out in Clause 3.2, (ii) the 900,000 Note and 559,943.20 Loan marked “Paid in Full”; an Assignment to RC of the 450,000 Note;

(b)	the Seller shall deliver to Buyer the 280,000 Note marked “Paid In Full”

(b)	each of the Sellers shall deliver to the Buyer all certificates representing the Securities, if printed, and an acknowledgement of receipt of the part of the Purchase Price due to it;

(c)	upon receipt of acknowledgement of payment by the Buyer, each of the Sellers and the Buyer shall record the transfer of the Securities and sign a declaration of transfer in their respective share registers;

(d)	ESS shall deliver a resignation letter from its representative on the Board of Managers of the Company.

5.2.2	Promptly after Closing, the Buyer shall (i) convene and thereafter hold a Partners Meeting of the Company to acknowledge the resignation of the former ESS Manager and Executive General Manager and grant a provisional discharge to ESS, (ii) arrange for the publication in the Moniteur belge and the Banque Carrefour des Enterprises of the transfer of the GP Securities and resignation of the former ESS Manager and Executive General Manager pursuant to this Agreement and (iii) amend Clause 9 and 15 of the Articles of Association of the

Company to delete the reference to ESS being an “actionnaire commandité” and Clause 28 to delete the references to ESS as an Executive General Manager. Similarly, AF, PM and ESS will tender their resignation as directors and managers in any of the subsidiaries of the Company or related companies in which they currently are appointed, and the Company will arrange for their provisional discharge.

6.	REPRESENTATIONS AND WARRANTIES OF THE BUYER - INDEMNIFICATION - LIMITATIONS

6.1	Representations and warranties

The Buyer represents and warrants to the Sellers that the representations and warranties set out hereafter are true and accurate as at the date of this Agreement:

6.1.1	Incorporation and existence. The Buyer is a company duly incorporated and existing under the Laws of the State of Washington (USA).

6.1.2	Power and authority. Subject to satisfaction of the Conditions, the Buyer has the right, power and authority, and has taken all action required, to sign and perform its obligations under this Agreement and all the documents which are to be signed at Closing.

6.1.3	Validity of the Agreement. The entry by the Buyer into, and performance of obligations under, this Agreement does not, and its ownership of the Securities will not, conflict with any law or regulation, judgement or court order, or contract or agreement by which the Buyer is bound.

6.1.4	Financial condition. The Buyer has the financial means (subject to satisfaction of the condition set forth in Clause 4.3) to pay the Purchase Price in the manner provided for in this Agreement.

6.1.5	Legal proceedings. There are, to the best knowledge of the Buyer, no actions, proceedings or claims pending, the adverse determination of which may impair the validity or enforceability of this Agreement or any of its principal terms, materially adversely affect the financial condition of the Buyer or otherwise negatively affect the Buyer’s ability to perform its obligations under this Agreement.

6.2	Updating of Representations to Closing

The Buyer warrants to the Sellers that the representations and warranties set out in Clause 6.1 shall be true and accurate on the Closing Date, as if they had been repeated on that day.

6.3	Indemnification

Subject to the limitations set out in Clause 6.4, the Buyer agrees and undertakes to indemnify and hold harmless each of the Sellers for any damages suffered by any such Seller as a result of any Breach of Representations.

6.4	Limitation of Buyer’s liability

6.4.1	Time limitations. The Buyer shall have no obligation to indemnify the Sellers in respect of any claim unless it is given by the Sellers to the Buyer in accordance with Clause 8.1 within two years following the Closing Date.

6.4.2	Fraud and intentional misconduct. None of the limitations contained in this Clause 6 shall apply in case of fraud or intentional misrepresentations or misconduct (“dol” / “bedrog”) by the Buyer.

7.	REPRESENTATIONS AND WARRANTIES OF THE SELLERS - INDEMNIFICATION - LIMITATIONS

7.1	Representations and warranties

Each of the Sellers severally, and not jointly and severally, represents and warrants to the Buyer that the representations and warranties set out hereafter are true and accurate as at the date of this Agreement:

7.1.1	Incorporation and existence. Grana, ESS and RC are companies duly incorporated and existing under the Laws of Belgium.

7.1.2	Power and authority. Subject to satisfaction of the Conditions, the Sellers have the right, power and authority, and have taken all action required, to sign and perform their obligations under this Agreement and all the documents which are to be signed at Closing.

7.1.3	Validity of the Agreement. The entry by each of the Sellers into, and performance of obligations under, this Agreement does not conflict with any law or regulation, judgement or court order, or contract or agreement by which that Seller is bound.

7.1.4	Legal proceedings. There are, to the best knowledge of the each of the Sellers, no actions, proceedings or claims pending, the adverse determination of which may impair the validity or enforceability of this Agreement or any of its principal terms or which otherwise negatively affects that Seller’s ability to perform its obligations under this Agreement.

7.1.5	Securities. Each Seller is on the date hereof the lawful holder and registered owner of the Securities. The Securities are in registered form where issued and all are duly registered where required in the name of that Seller in their respective share register.

7.1.6	Securities paid-up. All of the Securities are fully paid-up, except for the Warrants and the New Profit Certificates, for which no payment has been made as of the date of this Agreement.

7.1.7	Agreements. There are no agreements, arrangements or obligations other than the Articles of Association of the Company, the Joint Venture Agreement and the Undertaking to Subscribe which affect the voting or distribution rights attached to the Securities, or which could prevent or affect the transfer of title to the Buyer of the Securities.

7.1.8	Third-party right. There is no Third-Party Right and there is no agreement, arrangement or obligation to create a Third-Party Right in relation to any of the Securities, other than those set out in the Articles of Association of the Company and the Joint Venture Agreement or the Ownership Agreement.

7.1.9	Private Placement Representations, Warranties and Covenants

The following representations, warranties and covenants are given by each of the Sellers ( the “Seller”) pursuant to Section 3.3 of the Agreement. The Seller represents, warrants and covenants to the Issuer as follows:

(i) Such Seller is in a financial position to hold the Shurgard Shares for an indefinite period of time and is able to bear the economic risk and withstand a complete loss of his, her or its investment in the Shurgard Shares.

(ii) Such Seller acknowledges that it has received and had the opportunity to review to such Seller’s satisfaction the materials included in the reports and filings that Shurgard has filed with the Securities and Exchange Commission.

(iii) Such Seller has obtained, to the extent that it deems necessary, professional advice with respect to the risks inherent in acquiring the Shurgard Shares, the financial condition of Shurgard and the suitability of an investment in the Shurgard Shares in light of such Seller’s financial condition and investment needs.

(iv) Such Seller, either alone or with the assistance of his, her or its professional advisors, is a sophisticated investor, is able to fend for himself, herself or itself in the transactions contemplated by the Agreement relating to the Shurgard Shares and has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of the prospective investment in the Shurgard Shares.

(v) Such Seller is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act.

(vi) The Shurgard Shares are being acquired by such Seller for investment for his, her or its respective account, not as a nominee or agent, and not with a view to the distribution of any part thereof; such Seller has no present intention of selling, granting any participation in or otherwise distributing any of the Shurgard Shares in a manner contrary to the Securities Act or to any applicable securities laws of the countries of Europe, nor does such Seller have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant a participation to such person or entity with respect to any of the Shurgard Shares.

(vii) Such Seller acknowledges that the Shurgard shares have not been and will not prior to issuance be registered under the Securities Act and that the

Shurgard Shares are characterised under the Securities Act as “restricted securities” and, therefore, cannot be sold or transferred until such sale or transfer is registered under the Securities Act as provided in this Agreement or an exemption from such registration is available.

(viii) Such Seller has been advised that the Shurgard Shares are being issued under the Agreement pursuant to exemptions from applicable federal and state securities laws, and that Shurgard’s reliance on such exemptions is predicated in part on such Seller’s representations contained herein.

(ix) For purposes of the application of state securities laws, each Seller is a resident of Belgium.

(x) Such Seller understands that certificates or other instruments representing the Shurgard Shares being issued under the Agreement will bear legends substantially similar to the following, in addition to any other legends required by federal or state laws:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (ii) THIS CORPORATION RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THIS CORPORATION STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (iii) THIS CORPORATION OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

Such Seller agrees that, in order to ensure and enforce compliance with the restrictions imposed by applicable law and those referred to in the foregoing legends, or elsewhere herein, Shurgard may issue appropriate “stop transfer” instructions to its transfer agent, if any, with respect to any certificate or other instrument representing the shares of Shurgard Shares being issued under the Agreement.

7.1.10	Each Seller represents the Securities represent all direct or indirect ownership interest of Seller in the Company and Recom & Co. SNC, except 49 shares in E-Parco held by PM and the stock options held by Grana and ESS as set forth on the attached Exhibit A

7.2	Updating of Representations to Closing

Each of the Sellers warrants to the Buyer that the representations and warranties set out in Clause 7.1 shall be true and accurate on the Closing Date, as if they had been repeated on that day.

7.3	Indemnification

Subject to the limitations set out in Clause 7.4, each of the Sellers agrees and undertakes to indemnify and hold harmless the Buyer for any damages suffered by the Buyer as a result of any Breach of Representations of that Seller, it being understood that this indemnification undertaking is not joint and several.

7.4	Limitation of Seller’s liability

7.4.1	Time limitations. No Seller shall have any obligation to indemnify the Buyer in respect of any claim unless notice of such claim is given by the Buyer to the relevant Seller in accordance with Clause 8.1:

(a)	in the case of any claim for Breach of Representations in respect of ownership of the Securities as set out in the Clauses 7.1.5 7.1.8, and 7.1.9 within five years following the Closing Date; and

(b)	in the case of any claim for any other Breach of Representations, within two years following the Closing Date.

7.4.2	Fraud and intentional misconduct. None of the limitations contained in this Clause 7 shall apply in case of fraud or intentional misrepresentations or misconduct (“dol” / “bedrog”) by the Sellers.

8.	CLAIMS

8.1	Notification of claims

In order to make a claim against the other party, the party making the claim shall give a notice of such claim to the other party within the time limits provided in Clauses 6.4.1 or 7.4.1, setting out the legal and factual basis of the claim, together with, if practicable, a first estimate of the amount of the damages suffered.

8.2	Disagreement on a claim

If the relevant Seller and the Buyer are unable to reach agreement on the amount payable within sixty (60) days following notification of a claim pursuant to Clause 8.1, the matter shall be decided in accordance with Clause 12 (Arbitration).

9.	ASSUMPTION OF LIABILITIES

9.1	General

9.1.1	The Buyer, as successor of the Securities, shall as from Closing, assume all rights and obligations of the Sellers under the Joint Venture Agreement, the Undertaking to Subscribe and the Articles of Association of the Company, to the extent that the extent that the Securities are acquired by the Buyer, it being understood that the Buyer shall only assume liability in respect of facts, actions, omissions or events taking place or arising after Closing.

9.1.2	The Buyer’s assumption of liability with respect to the GP Securities acquired from ESS pursuant to this Agreement shall be limited to claims or legal liability arising from facts, actions, omissions or events taking place or arising after Closing. ESS shall remain liable and shall hold the Buyer harmless after the Closing Date from any claims or liabilities arising from facts, actions, omissions or events occurring prior to the Closing Date to the extent ESS would have been liable for such claims or liabilities before the transfer of the GP securities. This does not extend the liability of ESS with respect of the GP Securities to the other Sellers.

9.2	Post Closing Obligations

Notwithstanding the assumption of liabilities by Buyer from Sellers in this Clause 9, Grana will continue to have responsibility for the winding up (including any expense related thereto) of Storage Holdings SA and Stichting Storage Holdings.

The Closing will not affect the service agreements between the Company and respectively Grana and ESS.

10.	COVENANTS

10.1	Voting

Conditional upon and from such time that the Conditions are satisfied until Closing, ESS undertakes in favour of the Buyer that its representatives on the Board of Managers of the Company shall vote in favour of the approval of the transfer of Partner Interests to the Buyer; shall also vote with the Buyer on all other matters submitted to the Board of Managers of the Company from such time that the Conditions are satisfied until Closing, provided that, in the reasonable opinion of ESS, such vote is not contrary to the interests of the Company.

10.2	Covenants in Joint Venture Agreement

The Sellers undertake to be bound by the terms of Articlé 7.3 of the Joint Venture Agreement.

10.3	Co-operation

The parties shall do and execute, or arrange for the doing and execution of, all acts, documents and things necessary to give effect to this Agreement.

10.4	Notice to the Company

The Buyer shall, on Closing, notify the Company of its acquisition of the Securities, in accordance with Article 632 § 2 of the Company Code, if applicable.

10.5	Joint and several liability between the Sellers

Except as otherwise provided herein, all undertakings and other obligations of Grana and RC under this Agreement shall be joint and several (“solidaire et indivisible” / “hoofdelijk en ondeelbaar”) between Grana, RC and ESS. The joint and several liability of Grana, RC and ESS shall not extend to any other person or entity affiliated to any of the Sellers.

11.	MISCELLANEOUS PROVISIONS

11.1	Announcements

11.1.1	No public announcement, communication or circular concerning the transaction referred to in this Agreement may be made at any time (before or after Closing) by any party without having first obtained the written consent of the other parties who must not unreasonably refuse, withhold or delay the giving of consent.

11.1.2	Where the announcement, communication or circular is required or requested by law or a regulation of a securities exchange, the party required to make it must if practicable first consult, and take into account the reasonable requirements of, the other parties.

11.2	Confidentiality of the Agreement

The terms of this Agreement shall be kept confidential for a period of 3 years from the date of this Agreement and during such time shall not be disclosed to any third party except (a) as required or requested by law or securities exchange regulations, (b) as necessary to respond to a request from any administration or authority, (c) as necessary to support a claim or defence in litigation between the parties hereto, (d) as necessary in accordance with the Buyer’s, Sellers’ or Issuer’s requirements to provide periodic financial information to their partners or shareholders or (e) as otherwise agreed in writing between the parties.

11.3	Costs

Save as otherwise provided herein, each party shall bear its own costs relating to the negotiation, preparation and execution and implementation by it of this Agreement and of all other documents ancillary hereto.

11.4	Notices

All notices to be made in writing under this Agreement shall be given in the English language by registered mail, express courier service or telefax (confirmed by registered mail or express courier service) to the following addresses or such other addresses as the parties may have designated to each other by notice given in accordance with this Clause:

If to Grana:	Name:	Grana International SA
	Address:	Quai du Commerce 48, 1000 Brussels, Belgium
	Attention:	Patrick Metdepenninghen
	Fax:	+32 2 229 56 55

If to RC:	Name:	Restructuring Competence SA
	Address:	Quai du Commerce 48, 1000 Brussels, Belgium
	Attention:	Patrick Metdepenninghen
	Fax:	+32 2 229 56 55

If to ESS:	Name:	European Self Storage SA
	Address:	Quai du Commerce 48, 1000 Brussels, Belgium
	Attention:	Patrick Metdepenninghen
	Fax:	+32 2 229 56 55

If to AF:	Name:	Ake Fogelberg
	Address:	Avenue Louise 200 Brussels, Belgium
	Attention:	NA
	Fax:	+32 2 353 07 23

If to PM:	Name:	Patrick Metdepenninghen
	Address:	Avenue de Mercure 9/6 1180 Brussels, Belgium
	Attention:	NA
	Fax:	+32 2 375 87 51

If to the Buyer:	Name:	SSC Benelux Inc
	Address:	1155 Valley Street, Suite 400, Seattle, WA 98109-4426, USA,
	Attention:	General Counsel
	Fax:	+1 206 652 3760

If to the Issuer:	Name:	Shurgard Storage Centers, Inc.
	Address:	1155 Valley Street, Suite 400, Seattle, WA 98109-4426, USA,
	Attention:	General Counsel
	Fax:	+1 206 652 3760

11.5	Other agreements – amendments

This Agreement supersedes and replaces any and all prior negotiations, arrangements and understandings, whether or not in writing, between the parties with respect to the subject matter of the Agreement. No variation of this Agreement is valid unless it is in writing and signed by or on behalf of each party.

11.6	Assignment

This Agreement shall be binding upon and inure for the benefit of the successors of the parties but may not be assigned.

11.7	Severability

If any provision in this Agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, under any applicable law, that provision shall be deemed not to form part of this Agreement, and the legality, validity or enforceability of the remainder of this Agreement shall not be affected. In such case, each party shall use its best efforts to immediately negotiate in good faith a valid replacement provision having a similar economic effect.

12.	GOVERNING LAW AND JURISDICTION

12.1	This Agreement is governed by and shall be construed and interpreted in accordance with the Laws of Belgium.

12.2	Any dispute arising from this Agreement shall be submitted for final and binding arbitration to an arbitration tribunal comprised of three arbitrators appointed and deciding in accordance with the rules of the International Chamber of Commerce. The arbitration procedure shall take place in Brussels, Belgium, and shall be conducted in the English language.

12.3	This agreement may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this agreement.

Done on 01 October 2003, in seven originals, each party acknowledging receipt of one such original.

GRANA INTERNATIONAL SA

/s/ Patrick Metdepenninghen
Name: Patrick Metdepenninghen
Title: Director

RESTRUCTURING COMPETENCE SA

/s/ Patrick Metdepenninghen	By:	/s/ Patrick Metdepenninghen
Name: Patrick Metdepenninghen		Name: Patrick Metdepenninghen
Title: Director		Title: ESS SA, Director

EUROPEAN SELF STORAGE SA

/s/ Patrick Metdepenninghen
Name: Patrick Metdepenninghen
Title: Director

Ake Fogelberg

/s/ Ake Fogelberg

Patrick Metdepenninghen

/s/ Patrick Metdepenninghen

SSC BENELUX INC.

Name:
Title:

SHURGARD STORAGE CENTERS, INC.

Name:
Title:

EXHIBIT A

Outstanding stock options to Grana and ESS

Issued on September 24, 2002

	Name	# Options	Grant Price
1	Grana International S.A. (Ake Fogelberg)	30	€950
2	European Self Storage S.A. (Patrick Metdepenninghen)	62	€950

Issued on July 11, 2003

	Name	# Options	Grant Price
1	Grana International S.A. (Ake Fogelberg)	32	€1010
2	European Self Storage S.A. (Patrick Metdepenninghen)	70	€1010

Total Options issued:

Grana S.A.       62

ESS S.A.        132